UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):January 8, 2009

IGENE BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

0-15888 (Commission File Number)	52-1230461 (IRS Employer Identification No.)

9110 Red Branch Road

Columbia, Maryland 21045

(Address of Principal Executive Offices) (Zip Code)

(410) 997-2599

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 8, 2009, Igene Biotechnology, Inc. (the “Company”) entered into an agreement with Archer-Daniels-Midland Company (“ADM”) pursuant to which the Company and ADM formed a joint venture (the “Joint Venture”) to manufacture and sell astaxanthin and derivative products throughout the world. Each of the Company and ADM has a 50% ownership interest in the Joint Venture and has equal representation on the Board of Managers of the Joint Venture.

The foregoing description of the Joint Venture is qualified in its entirety by reference to the complete text of the Limited Liability Company Agreement entered into by the parties, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.
Exhibits
10.1

Limited Liability Company Agreement dated as of January 8, 2009 between Archer-Daniels-Midland Company and the Company. [Portions of this exhibit have been omitted pursuant to a request for confidential treatment.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2009

IGENE BIOTECHNOLOGY, INC.

By: /s/ Edward J. Weisberger Edward J. Weisberger Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Limited Liability Company Agreement dated January 8, 2009 between Igene Biotechnology, Inc. and Archer-Daniels-Midland Company. [Portions of this exhibit have been omitted pursuant to a request for confidential treatment.]